Press Release

Excelerate Energy Reports Strong Full Year 2023 Results and Announces New $50 Million Share Repurchase Program

The Woodlands, TX, February 28, 2024 – Excelerate Energy, Inc. (NYSE: EE) (the Company or Excelerate) today reported its financial results for the full year and fourth quarter ended December 31, 2023.

RECENT Highlights

•
Reported Net Income of $126.8 million for the full year 2023 and $20.0 million for the fourth quarter
•
Reported Adjusted EBITDA of $346.8 million for the full year 2023 and $71.4 million for the fourth quarter
•
Secured supply for previously announced Petrobangla SPA by executing a long-term contract to purchase 0.85 to 1.0 MTPA of LNG from QatarEnergy on a delivered ex-ship basis in Bangladesh for 15 years, beginning January 2026
•
Authorized up to $50 million of Class A common stock repurchases through February 2026
•
Declared a quarterly dividend of $0.025 per share, payable on March 28, 2024

CEO Comment

“Excelerate Energy delivered an exceptionally strong year of financial results in 2023. The consistent earnings contribution from our core regasification business and the solid performance of our contracts in Brazil highlighted the unique potential of our integrated strategy,” said Steven Kobos, President and Chief Executive Officer of Excelerate.

Kobos continued, “In 2024, Excelerate Energy is committed to moving from strategy to action. We remain focused on executing our growth strategy and optimizing our business to deliver superior returns for our shareholders. Additionally, we will be using our balance sheet to return capital to shareholders through a new $50 million share repurchase program while maintaining the flexibility to pursue our organic and inorganic growth opportunities.”

2024 GUIDANCE

•
Full year 2024 Adjusted EBITDA expected to range between $315 million and $335 million
•
Committed Growth Capex, which is defined as capital allocated and committed to specific investments currently in execution, is expected to range between $70 million and $80 million
•
Maintenance Capex expected to range between $50 million and $60 million

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Fourth Quarter and full year 2023 Financial REsults

	For the three months ended		For the full year ended
(in millions)	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Revenues	$240.1	$275.5	$1,159.0	$2,473.0
Operating Income	$39.9	$67.5	$210.6	$186.7
Net Income	$20.0	$46.5	$126.8	$80.0
Adjusted Net Income (1)	$20.0	$46.5	$126.8	$108.7
Adjusted EBITDA (1)	$71.4	$106.9	$346.8	$296.4
Earnings Per Share (diluted)	$0.14	$0.40	$1.11	$0.51

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the full year 2023 increased primarily due to new charters in Finland and Germany, higher rates on charters in Brazil, Argentina, and the UAE, higher direct margin on gas sales and lower operating lease expense due to the acquisition of the FSRU Sequoia, partially offset by drydocking expense for the FSRU Excellence.

Net Income and Adjusted EBITDA in the fourth quarter decreased sequentially from the third quarter of 2023 primarily due to drydocking expenses related to the FSRU Excellence, spot LNG cargo sales during the third quarter that did not reoccur in the fourth quarter, and planned vessel repairs and maintenance in the fourth quarter.

Key Commercial Updates

QatarEnergy

In January 2024, Excelerate signed a 15-year LNG Sales and Purchase Agreement (“SPA”) with QatarEnergy. Under the agreement, Excelerate will purchase 0.85 to 1.0 million tonnes per annum ("MTPA") of LNG from QatarEnergy on a delivered ex-ship basis beginning in January 2026. Excelerate will purchase 0.85 MTPA of LNG in 2026 and 2027 and 1.0 MTPA from 2028 to 2040. The contract is expected to provide reliable LNG supply for Excelerate’s previously announced SPA with Petrobangla in Bangladesh.

Bangladesh

In November 2023, Excelerate signed a long-term LNG SPA with Petrobangla. Under the agreement, Petrobangla has agreed to purchase 0.85 to 1.0 MTPA of LNG from Excelerate for a term of 15 years beginning in January 2026. Excelerate will deliver 0.85 MTPA of LNG in 2026 and 2027 and 1 MTPA from 2028 to 2040. The take-or-pay LNG volumes are expected to be delivered through Excelerate’s two existing FSRUs, Excellence and Summit LNG, in Bangladesh.

Capital Deployment Plan

For the full year 2024, Excelerate expects committed growth capex, which is defined as capital allocated and committed to specific investments currently in execution, to range between $70 million and $80 million. Beyond committed growth capex, the Company expects to deploy significant growth capital through 2026 in support of its portfolio of inorganic and organic commercial opportunities.

Liquidity and capital resources

As of December 31, 2023, Excelerate had $555.9 million in cash and cash equivalents, $49.4 million of letters of credit issued and no outstanding borrowings under its $350 million revolving credit facility. During the fourth quarter, the Company paid down $68.3 million of debt, including a $55.2 million discretionary repayment of debt on its Term Loan.

On February 22, 2024, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.025 per share of Class A common stock, which will be paid on March 28, 2024, to shareholders of record as of the close of business on March 13, 2024.

SHARE REPURCHASE PROGRAM

The Excelerate Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $50 million of its outstanding Class A common stock through February 2026. Under the program, repurchases can be made using a variety of methods, which may include open market purchases, block trades, privately negotiated transactions and/or a non-discretionary trading plan, all in compliance with the rules of the SEC and other applicable legal requirements. The timing, manner, price, and amount of any Class A Common Stock repurchases under the program are determined by the Company in its discretion and depend on a variety of factors, including legal requirements, price, and business, economic, and market conditions. The repurchase program may be modified, suspended, or discontinued at any time without prior notice.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, February 29, 2024. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2024 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In the first quarter of 2023, we revised the definition of Adjusted EBITDA to adjust for the impact of non-cash accretion expense, which results in a metric that is consistent with how management will review performance going forward. Management believes accretion expense does not directly reflect our ongoing operating performance.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus the early extinguishment of lease liability related to the acquisition of Excellence, and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, objectives of management for future operations, and our share repurchase program are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or project cancellation; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; risks associated with conducting business in foreign countries, including political, legal, and economic risk; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; our ability to pay dividends on our Class A common stock; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income

	For the three months ended		For the full year ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$129,594	$133,177	$506,810	$445,157
Gas sales	110,470	142,294	652,153	2,027,816
Total revenues	240,064	275,471	1,158,963	2,472,973
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	71,519	49,190	228,165	209,195
Direct cost of gas sales	79,407	106,109	518,394	1,906,781
Depreciation and amortization	25,197	33,161	114,323	97,313
Selling, general and administrative expenses	24,083	19,513	87,476	66,099
Restructuring, transition and transaction expenses	—	—	—	6,900
Total operating expenses	200,206	207,973	948,358	2,286,288
Operating income	39,858	67,498	210,605	186,685
Other income (expense)
Interest expense	(13,108)	(13,926)	(52,468)	(33,927)
Interest expense – related party	(3,750)	(3,592)	(14,527)	(25,612)
Earnings (loss) from equity method investment	625	(550)	883	2,698
Early extinguishment of lease liability on vessel acquisition	—	—	—	(21,834)
Other income, net	4,163	5,263	15,598	312
Income before income taxes	27,788	54,693	160,091	108,322
Provision for income taxes	(7,744)	(8,188)	(33,247)	(28,326)
Net income	20,044	46,505	126,844	79,996
Less net income attributable to non-controlling interest	16,336	32,613	96,432	55,119
Less net loss attributable to non-controlling interest – ENE Onshore	—	—	—	(1,396)
Less pre-IPO net income attributable to EELP	—	—	—	12,950
Net income attributable to shareholders	$3,708	$13,892	$30,412	$13,323

Net income per common share – basic	$0.14	$0.53	$1.16	$0.51
Net income per common share – diluted	$0.14	$0.40	$1.11	$0.51
Weighted average shares outstanding – basic	26,261,774	26,254,243	26,256,104	26,254,167
Weighted average shares outstanding – diluted	26,271,362	108,295,819	108,299,587	26,262,107

Excelerate Energy, Inc.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$555,853	$516,659
Current portion of restricted cash	2,655	2,614
Accounts receivable, net	97,285	82,289
Inventories	2,946	173,603
Current portion of net investments in sales-type leases	16,463	13,344
Other current assets	24,410	35,026
Total current assets	699,612	823,535
Restricted cash	13,950	18,698
Property and equipment, net	1,649,779	1,455,683
Operating lease right-of-use assets	6,287	78,611
Net investments in sales-type leases	383,547	399,564
Investment in equity method investee	21,269	24,522
Deferred tax assets, net	42,948	39,867
Other assets	42,987	26,342
Total assets	$2,860,379	$2,866,822
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$13,761	$96,824
Accrued liabilities and other liabilities	88,052	66,888
Current portion of deferred revenue	27,169	144,807
Current portion of long-term debt	42,614	20,913
Current portion of long-term debt – related party	8,336	7,661
Current portion of operating lease liabilities	1,744	33,612
Current portion of finance lease liabilities	22,080	20,804
Total current liabilities	203,756	391,509
Long-term debt, net	333,367	193,396
Long-term debt, net – related party	171,693	180,772
Operating lease liabilities	5,005	48,373
Finance lease liabilities	189,807	210,354
TRA liability	67,061	72,951
Asset retirement obligations	41,834	39,823
Other long-term liabilities	38,502	32,947
Total liabilities	$1,051,025	$1,170,125
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized and 26,284,027 shares issued as of December 31, 2023; 26,254,167 shares issued and outstanding as of December 31, 2022)	$26	$26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued as of December 31, 2023 and December 31, 2022)	82	82
Additional paid-in capital	465,551	464,721
Retained earnings	39,754	12,009
Accumulated other comprehensive income	505	515
Treasury stock (20,624 shares as of December 31, 2023 and no shares as of December 31, 2022)	(472)	—
Non-controlling interest	1,303,908	1,219,344
Total equity	$1,809,354	$1,696,697
Total liabilities and equity	$2,860,379	$2,866,822

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows

	For the year ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities	(In thousands)
Net income	$126,844	$79,996
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	114,323	97,313
Amortization of operating lease right-of-use assets	14,663	31,699
ARO accretion expense	1,774	1,494
Amortization of debt issuance costs	6,377	2,664
Deferred income taxes	(3,321)	2,255
Share of net earnings in equity method investee	(883)	(2,698)
Distributions from equity method investee	4,725	4,950
Long-term incentive compensation expense	3,639	956
Early extinguishment of lease liability on vessel acquisition	—	21,834
Non-cash restructuring expense	—	1,574
(Gain)/loss on non-cash items	1,001	(2,224)
Changes in operating assets and liabilities:
Accounts receivable	(20,993)	197,903
Inventories	169,655	(68,583)
Other current assets and other assets	(12,160)	(22,826)
Accounts payable and accrued liabilities	(54,079)	(258,281)
Current portion of deferred revenue	(117,638)	135,154
Net investments in sales-type leases	12,898	12,225
Operating lease assets and liabilities	(14,801)	(30,252)
Tax receivable agreement liability	(5,890)	—
Other long-term liabilities	5,751	19,937
Net cash provided by operating activities	$231,885	$225,090

Cash flows from investing activities
Purchases of property and equipment	(312,735)	(119,267)
Sales of property and equipment	4,101	—
Net cash used in investing activities	$(308,634)	$(119,267)

Cash flows from financing activities
Proceeds from issuance of common stock, net	—	412,148
Proceeds from long-term debt – related party	—	654,000
Repayments of long-term debt – related party	(8,404)	(653,409)
Repayments of long-term debt	(21,996)	(20,311)
Proceeds from revolving credit facility	—	140,000
Repayments of revolving credit facility	—	(140,000)
Proceeds from Term Loan Facility	250,000	—
Repayments of Term Loan Facility	(64,570)	—
Payment of debt issuance costs	(7,660)	(5,951)
Collections of related party note receivables	—	6,600
Settlement of finance lease liability – related party	—	(25,000)
Principal payments under finance lease liabilities	(20,619)	(20,499)
Principal payments under finance lease liabilities – related party	—	(2,912)
Cash paid for withholding taxes	(52)	—
Dividends paid	(2,626)	(1,313)
Distributions	(16,178)	(4,101)
Minority owner contribution – Albania Power Project	3,462	1,932
Net cash provided by financing activities	$111,357	$341,184

Effect of exchange rate on cash, cash equivalents, and restricted cash	(121)	—

Net increase in cash, cash equivalents and restricted cash	34,487	447,007

Cash, cash equivalents and restricted cash
Beginning of period	$537,971	$90,964
End of period	$572,458	$537,971

Excelerate Energy, Inc.

Non-GAAP Reconciliation

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
	(In thousands)
FSRU and terminal services revenues	$129,594	$133,177	$506,810	$445,157
Gas sales revenues	110,470	142,294	652,153	2,027,816
Cost of revenue and vessel operating expenses	(71,519)	(49,190)	(228,165)	(209,195)
Direct cost of gas sales	(79,407)	(106,109)	(518,394)	(1,906,781)
Depreciation and amortization expense	(25,197)	(33,161)	(114,323)	(97,313)
Gross Margin	$63,941	$87,011	$298,081	$259,684
Depreciation and amortization expense	25,197	33,161	114,323	97,313
Adjusted Gross Margin	$89,138	$120,172	$412,404	$356,997

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
	(In thousands)
Net income	$20,044	$46,505	$126,844	$79,996
Interest expense	16,858	17,518	66,995	59,539
Provision for income taxes	7,744	8,188	33,247	28,326
Depreciation and amortization expense	25,197	33,161	114,323	97,313
Accretion expense	451	446	1,774	1,494
Restructuring, transition and transaction expenses	—	—	—	6,900
Long-term incentive compensation expense	1,079	1,129	3,639	956
Early extinguishment of lease liability on vessel acquisition	—	—	—	21,834
Adjusted EBITDA	$71,373	$106,947	$346,822	$296,358

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
	(In thousands)
Net income	$20,044	$46,505	$126,844	$79,996
Add back (deduct):
Restructuring, transition and transaction expenses	—	—	—	6,900
Early extinguishment of lease liability on vessel acquisition	—	—	—	21,834
Adjusted net income	$20,044	$46,505	$126,844	$108,730

	2024E	2024E
(In millions)	Low Case	High Case
Income before income taxes	$146	$184
Interest expense	65	55
Depreciation and amortization expense	96	86
Long-term incentive compensation expense	6	9
Accretion expense	2	1
Adjusted EBITDA	$315	$335

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.